AMENDING AGREEMENT
To The
OPTION AGREEMENT

THIS AGREEMENT made effective as of the 24th day of January, 2005

BETWEEN:

PRODUCTION SPECIALTIES CO., INC., a body corporate, incorporated under the laws of the State of California;

(hereafter “Optionor”)

- and -

BAROLA OIL & GAS CO. INC., a body corporate, incorporated under the laws of the State of Nevada.

(hereafter “Optionee”)

WHEREAS:

A.     Optionor and Optionee entered into an Option Agreement dated April 1, 2003

B.     On or about September 30, 2004, Optionor and Optionee orally agreed to extend the Option period and Termination Date of the Option Agreement.

C.     The parties now desire to memorize their earlier oral agreement entered.

NOW THEREFORE in consideration of premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties agree as follows:

   1.      Paragraph 1 titled “Effective Date and Option Period” is hereby amended and restated in full as follows:

“1.01  This Agreement is effective from the date written above to the date on which the Prospect Wells are ready for drilling or 24 months, whichever occurs first (the “Option Period”)”

   2.      Paragraph 4 titled ‘Exercise of Option” is hereby amended and restated in full as follows:

“4.01 The option shall be exercised, if at all, by the giving on written notice (the “Exercise Notice”) by the Optionee to the Optionor stating of the Optionee’s election to acquire the Subject Interest, including the actual interest percentage to be purchased at any time during the Option Period and for a period ending ten business days following receipt by the Optionee of written notice from the Optionor stating that the wells are ready for drilling or ten business days following the expiry of 24 months from the date of this agreement (collectively the “Termination Date”).  It is and has been understood that in the event a "better offer" is tendered at any time beginning April 1, 2003

This Amending Agreement may be executed in one or more counterparts, each of which, including a facsimile copy thereof, shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF this agreement has been executed as of the day and year first above written.

PRODUCTION SPECIALTIES CO., INC.

Per  /s/ Dero Parker
       Dero Parker

BAROLA OIL & GAS CO. INC.

Per   /s/ Henry Starek
         Henry Starek